Exhibit 10.2

execution Version

MANAGEMENT COMPANY SUPPORT AGREEMENT

THIS MANAGEMENT COMPANY SUPPORT AGREEMENT, dated as of August 9, 2019 (this “Agreement”), is entered into by and between Trinity Merger Corp., a Delaware corporation (“Trinity”), __________________, a Washington limited liability company (“Management Company”), and the unitholders of Management Company listed on Schedule A hereto (each, a “Unit Holder” and, collectively, the “Unit Holders”).

RECITALS

WHEREAS, concurrently herewith, Trinity is entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), by and among Trinity Sub Inc., a Maryland corporation (“PubCo”), Trinity Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), Trinity Merger Sub II, Inc., a Delaware limited liability company (“Merger Sub II”), PBRELF I, LLC, a Washington limited liability company (“Fund I”), BRELF II, LLC, a Washington limited liability company (“Fund II”), BRELF III, LLC, a Washington limited liability company (“Fund III”), BRELF IV, LLC, a Washington limited liability company (“Fund IV” and, together with Fund I, Fund II and Fund III, the “Companies” and each a “Company”), Pyatt Broadmark Management, LLC, a Washington limited liability company (“MgCo I”), Broadmark Real Estate Management II, LLC, a Washington limited liability company (“MgCo II”), Broadmark Real Estate Management III, LLC, a Washington limited liability company (“MgCo III”), and Broadmark Real Estate Management IV, LLC, a Washington limited liability company (“MgCo IV” and, together with MgCo I, MgCo II and MgCo III, the “Management Companies” and, together with the Companies and the Companies’ Subsidiaries, the “Company Group”).

WHEREAS, pursuant to the Merger Agreement, (i) Merger Sub I will merge with and into Trinity, with Trinity being the surviving entity of such merger (the “Trinity Merger”), (ii) immediately following the Trinity Merger, each of the Companies will merge with and into Merger Sub II, with Merger Sub II being the surviving entity of such merger (the “Company Merger”), and (iii) immediately following the Company Merger, each Management Company will merge with and into Trinity, with Trinity being the surviving entity of such merger (the “Management Company Merger” and, together with the Trinity Merger and the Company Merger, the “Mergers”; the Mergers and the other transactions contemplated by the Merger Agreement to occur on or prior to the Closing are collectively referred to herein as the “Transaction”);

WHEREAS, as of the date hereof, each Unit Holder is the beneficial owner in the aggregate of, and has the right to consent with respect to and dispose of, the number of limited liability company interests (“Units”) of Management Company, as set forth opposite the Unit Holder’s name on Schedule A hereto (such Units, together with any Units that the Unit Holder becomes the record owner or beneficial owner of on or after the date hereof, the “Covered Units”);

WHEREAS, as of the date hereof, the Covered Units constitute all of the issued and outstanding equity interests of Management Company;

WHEREAS, as a condition and inducement to Trinity’s willingness to enter into the Merger Agreement, Trinity, Management Company and the Unit Holders are entering into this Agreement;

WHEREAS, as a condition to the Merger Agreement, and in order to facilitate the Transaction, each Unit Holder understands that Management Company intends to seek consents from the holders of the Units to approve the Transaction (whether effected by written consent or at a meeting of holders of the Units, the “Solicitation”); and

WHEREAS, in anticipation of the Solicitation, Trinity, Management Company and the Unit Holders desire to enter into this Agreement in order to obtain each Unit Holder’s agreement to consent to the Transaction, subject to the terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Trinity, Management Company and the Unit Holders hereby agree as follows:

1.            Defined Terms. Capitalized terms used but not defined herein shall have such meanings ascribed to them in the Merger Agreement. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

2.            Agreement to Deliver Written Consent. Prior to the Termination Date (as defined below), each Unit Holder irrevocably and unconditionally agrees that it shall (a) within five (5) Business Days after the commencement of the Solicitation, deliver (or cause to be delivered) a written consent (the “Consent”), in accordance with each Management Company’s limited liability company agreement and pursuant to the Solicitation, covering all of the Covered Units approving (in all manners, and whether effected by written consent or at a meeting of holders of Units) the Transaction and (b) and, in the event approval of the Transaction is to be effected at a meeting of the holders of the Units, to appear at such meeting or otherwise cause the Covered Units to be counted as present thereat for purpose of establishing a quorum and vote, or cause to be voted at such meeting, all Covered Units in favor of the Transaction. If the Unit Holder is the beneficial owner, but not the record holder, of any Covered Units, such Unit Holder agrees to take all actions necessary to cause the record holder and any nominees to deliver a consent with respect to (or vote) all of such Covered Units in accordance with this Section 2.

3.            Grant of Irrevocable Proxy; Appointment of Proxy.

(a)           FROM AND AFTER THE DATE HEREOF UNTIL THE TERMINATION DATE, EACH UNIT HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS TO, AND APPOINTS, JEFFREY B. PYATT, AS SUCH UNIT HOLDER’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO EXERCISE A WRITTEN CONSENT WITH RESPECT TO (OR VOTE) THE COVERED UNITS SOLELY IN ACCORDANCE WITH SECTION 2. THIS PROXY IS IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND THE UNIT HOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY THE UNIT HOLDER WITH RESPECT TO THE COVERED UNITS (AND THE UNIT HOLDER HEREBY REPRESENTS THAT ANY SUCH OTHER PROXY IS REVOCABLE).

(b)          The proxy granted in this Section 3 shall automatically expire upon the termination of this Agreement.

4.            No Inconsistent Agreements. Each Unit Holder hereby represents, covenants and agrees that, except as contemplated by this Agreement, it (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any support agreement, consent agreement, voting agreement or voting trust with respect to any Covered Units and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Units, in either case, which is inconsistent with such Unit Holder’s obligations pursuant to this Agreement.

5.            Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms (such earliest date being referred to herein as the “Termination Date”); provided that the provisions set forth in Section 13 through Section 25 shall survive the termination of this Agreement; provided further that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

6.            Representations and Warranties of the Unit Holder. Each Unit Holder, as to itself (severally and not jointly), hereby represents and warrants to Trinity and Management Company as follows:

(a)          Such Unit Holder is the beneficial owner of, and has good and valid title to, its Covered Units, free and clear of Encumbrances other than as created by this Agreement. Such Unit Holder has voting power, power of disposition, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Units. As applicable, such Unit Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)          Such Covered Units are not subject to any voting trust agreement or other contract restricting or otherwise relating to the voting or Transfer of the Covered Units. Such Unit Holder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Units, except as contemplated by this Agreement.

(c)          The execution, delivery and performance of this Agreement by such Unit Holder, the performance by such Unit Holder of its obligations hereunder and the consummation by such Unit Holder of the transactions contemplated hereby have been duly and validly authorized by such Unit Holder and no other actions or proceedings on the part of such Unit Holder are necessary to authorize the execution and delivery by such Unit Holder of this Agreement, the performance by such Unit Holder of its obligations hereunder or the consummation by such Unit Holder of the transactions contemplated hereby.

(d)          This Agreement has been duly and validly executed and delivered by such Unit Holder and, assuming due authorization, execution and delivery by Management Company and Trinity, constitutes a legal, valid and binding obligation of such Unit Holder, enforceable against such Unit Holder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(e)          (i) No filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Unit Holder for the execution, delivery and performance of this Agreement by such Unit Holder or the consummation by such Unit Holder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Unit Holder nor the consummation by such Unit Holder of the transactions contemplated hereby nor compliance by such Unit Holder with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of such Unit Holder, as applicable, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Encumbrance on such property or asset of such Unit Holder pursuant to, any contract to which such Unit Holder is a party or by which such Unit Holder or any property or asset of such Unit Holder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Unit Holder or any of such Unit Holder’s properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of such Unit Holder to perform its obligations hereunder.

(f)           As of the date of this Agreement, there is no action, suit, investigation, complaint or other proceeding pending against such Unit Holder or, to the knowledge of such Unit Holder, any other Person or, to the knowledge of such Unit Holder, threatened against the Unit Holder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by any party of its obligations under this Agreement.

(g)          Each Unit Holder understands and acknowledges that Trinity and Management Company are relying upon the Unit Holders’ execution and delivery of this Agreement and the representations and warranties of each Unit Holder contained herein.

7.           Certain Covenants of the Unit Holders. Each Unit Holder, for itself (severally and not jointly), hereby covenants and agrees as follows, in each case except as otherwise approved in writing by Trinity and Management Company or as contemplated in this Agreement or as expressly permitted or required by the Merger Agreement:

(a)          Prior to the Termination Date, such Unit Holder shall not:

(i)          Transfer, or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Units or beneficial ownership or voting power thereof or therein (including by operation of law). Each Unit Holder agrees that any Transfer or purported Transfer in violation of this provision shall be void;

(ii)         Grant any proxies or powers of attorney, deposit any Covered Units into a voting trust or enter into a voting agreement with respect to any Covered Units;

(iii)        Enter into, solicit, initiate or participate in any discussions or negotiations with, or provide any information to, or otherwise cooperate in any way with, any Person or other entity or group, concerning any sale of any material assets of a member of the Company Group or any of the outstanding Units of any such member or any conversion, consolidation, liquidation, dissolution or similar transaction involving a member of Company Group other than the Transaction (an “Alternative Transaction”);

(iv)         Enter into any agreement regarding or furnish to any Person any information with respect to any Alternative Transaction;

(v)          Commence, continue or renew any due diligence investigation regarding any Alternative Transaction;

(vi)        Make, or in any manner participate in a “solicitation” (as such term is used in the rules of the Securities and Exchange Commission (the “SEC”)) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to any Alternative Transaction or cause any member or unitholder of a member of the Company Group not to vote to approve the Transaction, the Mergers, or any other transaction contemplated by the Merger Agreement; or

(vii)       Knowingly take any action that would make any representation or warranty of such Unit Holder contained herein untrue or incorrect or have the effect of preventing or disabling such Unit Holder from performing its obligations under this Agreement.

(b)          Such Unit Holder will immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any of the matters described in Section 7 (a) above.

(c)          Prior to the Termination Date, in the event that a Unit Holder becomes the record holder or acquires beneficial ownership of, or the power to vote or direct the voting of, any additional Units, such Unit Holder will promptly notify Management Company and Trinity of such Units or voting interests, such Units or voting interests shall, without further action of the parties, be deemed Covered Units and subject to the provisions of this Agreement, and the number of Units held by such Unit Holder set forth on Schedule A hereto will be deemed amended accordingly and such Units or voting interests shall automatically become subject to the terms of this Agreement.

8.            Unit Holder Capacity. This Agreement is being entered into by each Unit Holder solely in its capacity as a Unit Holder of Management Company, and nothing in this Agreement shall restrict or limit the ability of any Unit Holder who is a director or officer of Management Company to take any action in his or her capacity as a director or officer of Management Company to the extent specifically permitted by the Merger Agreement, or subject to his fiduciary duties to Management Company, or as he may otherwise be required by law.

9.            Waiver of Dissenters’ and Appraisal Rights. Each Unit Holder hereby waives any rights of appraisal or rights to dissent from Management Company Merger or any other transaction contemplated in the Merger Agreement, in each case that such Unit Holder may have under applicable Law.

10.         Further Assurances. From time to time, at the request of Trinity and without further consideration, each Unit Holder shall take such further action as may reasonably be deemed by Trinity to be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

11.          Disclosure. Each Unit Holder hereby agrees that its identity and ownership of the Covered Units, as well as the nature of such Unit Holder’s obligations hereunder, may be disclosed in any public announcement or disclosure required by the SEC and in any registration statement, proxy statement, consent solicitation statement or any other SEC filing required to be filed in connection with the Solicitation and/or Transaction.

12.           Non-Survival of Representations and Warranties. The representations and warranties of each Unit Holder contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

13.          Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party hereto and otherwise as expressly set forth herein.

14.          Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

15.          Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail (b) on the first Business Day following the date of dispatch if delivered utilizing an overnight delivery service or (c) three (3) days after mailing (or one (1) Business Day in the case of overnight delivery service). All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)           If to the Unit Holder to the address set forth opposite such Unit Holder’s name on Schedule A hereto.

(ii)          If to Management Company:

__________________
Attention:
Facsimile:
E-mail:

with copies (which shall not constitute notice) to:

Bryan Cave Leighton Paisner LLP

One Kansas City Place

1200 Main Street #3800

Kansas City, Missouri 64105
Facsimile: (816) 855-3225

E-mail: Jeff.Ziesman@bclplaw.com

Attention: Jeff Ziesman

Email: Amy.Wilson@bclplaw.com

Attention: Amy Wilson

(iii)         If to Trinity:

Trinity Merger Corp.

Attention: Sean A. Hehir, President & Chief Executive Officer

55 Merchant Street, Suite 1500

Honolulu, Hawaii 96813

Facsimile: (808) 529-8800

Email: legalnotices@trinityinvestments.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

Attention: Glenn R. Pollner

200 Park Avenue

New York, New York 10166

Facsimile: (212) 351-6333

Email: GPollner@gibsondunn.com

16.         Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

17.         No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

18.         Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

19.         Submission to Jurisdiction. To the fullest extent permitted by law, each party hereto hereby irrevocably and unconditionally (a) consents and submits to the exclusive personal jurisdiction and venue of state or federal court located in the State of Washington (the “Washington Courts”) for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement (and agrees not to commence any litigation relating thereto except in such courts), (b) waives any objection to the laying of venue of any such litigation in the Washington Courts and agrees not to plead or claim in any Washington Court that such litigation brought therein has been brought in any inconvenient forum and (c) agrees to service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 15 or in any manner prescribed by the Laws of the State of Washington.

20.         Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 20.

21.         Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other party hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

22.         Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Washington Courts, this being in addition to any other remedy to which such party is entitled at law or in equity. To the fullest extent permitted by law, each of the parties hereto hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

23.          Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

24.         Counterparts. This Agreement may be executed in any number of counterparts and by the several parties hereto in separate counterparts, and delivered by facsimile or other means of electronic transmission, each of which shall be deemed to be one and the same instrument and an original document. This Agreement and any amendments hereto, to the extent signed and delivered by means of a photographic, photostatic, facsimile, portable document format (.pdf) or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

25.         No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused to be executed or executed this Agreement as of the date first written above.

TRINITY:

TRINITY MERGER CORP.

By:
Name:
Title:

MANAGEMENT COMPANY:

[MANAGEMENT COMPANY]

By:
Name:
Title:

UNIT HOLDER 1:

[UNIT HOLDER]

By:
Name:
Title:

UNIT HOLDER 2:

[UNIT HOLDER]

By:
Name:
Title:

Signature Page to Management Company Support Agreement

UNIT HOLDER 3:

[UNIT HOLDER]

By:
Name:
Title:

UNIT HOLDER 4:

[UNIT HOLDER]

By:
Name:
Title:

UNIT HOLDER 5:

[UNIT HOLDER]

By:
Name:
Title:

Signature Page to Management Company Support Agreement

SCHEDULE A

Unit Holder	Number of Units	Contact Information
[HOLDER 1]	[NUMBER]	[INSERT ADDRESS] Attention: Facsimile: E-mail:
[HOLDER 2]	[NUMBER]	[INSERT ADDRESS] Attention: Facsimile: E-mail:
[HOLDER 3]	[NUMBER]	[INSERT ADDRESS] Attention: Facsimile: E-mail:
[HOLDER 4]	[NUMBER]	[INSERT ADDRESS] Attention: Facsimile: E-mail:
[HOLDER 5]	[NUMBER]	[INSERT ADDRESS] Attention: Facsimile: E-mail:

Schedule A